SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2001

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    0-19278                  13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
      of incorporation)

               51 James Way, Eatontown, New Jersey        07724
            (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code   (732) 542-2800


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Osteotech, Inc. announced today that it has settled the patent lawsuit with Medtronic, Inc., Medtronic Sofamor Danek, Inc., Sofamor Danek LP, Sofamor Danek Holdings, Inc., SDGI Holdings, and Medtronic Sofamor Danek U.S.A., Inc. (collectively "Medtronic"), and has separately agreed to sell its PolyActive(TM) patents to IsoTis BV for $1.0 million.

In July, 1999 Medtronic sued Osteotech in the United States District Court for the Western District of Tennessee alleging that certain instruments and methods used to implant our bio-d(R) Threaded Cortical Bone Dowel infringe on certain claims of U.S. Patent Nos. 5,741,253 ("253 patent"), 5,484,437 ("437 patent")
and 6,096,038 ("038 patent"). In preparation for the start of the trial, which had been scheduled for April 29, 2002, the Court had recently issued several rulings related to certain summary judgment motions filed by Medtronic and us. In these rulings, the Court found that, as a matter of law, we did not infringe the claims of the 253 patent, that there is sufficient question concerning the facts regarding our alleged infringement of the 437 patent, therefore requiring the claim of infringement be decided by the jury at trial, and that, as a matter of law, we infringe certain claims of the 038 patent.

Rather than continue to incur substantial legal fees and potential award of damages, we agreed to settle the lawsuit. In part, the terms of settlement require us: (i) to pay an aggregate of $1.9 million to Medtronic in 24 equal monthly installments, without interest and backed up by a standby irrevocable letter of credit; and (ii) to cease processing, marketing, distribution, advertising and promotion of the bio-d(R) Bone Dowel by January 31, 2003. This standby irrevocable letter of credit will be issued by the U.S. bank with whom we have a $5 million revolving line of credit. Our borrowing availability under our revolving line of credit will be reduced by the amount of the standby irrevocable letter of credit.

Additionally, as part of the settlement, Medtronic has agreed to: (i) discontinue its participation in the patent lawsuit brought by the University Florida Tissue Bank, Inc., Regeneration Technologies, Inc. ("RTI"), Sofamor Danek Group, Inc., Sofamor Danek L.P. against us in the United States
District Court for the Northern District of Florida alleging that the bio-d(R) Bone Dowel infringes certain claims of three patents owned by the University of Florida or Regeneration Technologies and licensed to Medtronic; (ii) neither to fund nor to voluntarily assist RTI or any other party to continue to pursue the suit against us; and (iii) to contact RTI, inform it of the terms of this settlement and give it Medronic's recommendation to accept these terms in complete resolution of the Florida action. Currently, the University of Florida and RTI have not settled their case with us and it remains scheduled for trial in September, 2002.

Separately, we have sold our PolyActive(TM) patents to IsoTis BV, a company located in The Netherlands specializing in tissue engineering, for $1.0 million. In June, 1997, we had licensed our PolyActive(TM) technology, including the patents, to IsoTis with the option for IsoTis to acquire the patents, which they have now exercised.

We will record a pretax charge to recognize the impact of the settlement with Medtronic and recognize a pretax gain on the IsoTis transaction in the second quarter of 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2001

                                               OSTEOTECH, INC.
                                               (Registrant)


                                        By: /s/ Michael J. Jeffries
                                            ------------------------------------
                                            MICHAEL J. JEFFRIES
                                            Executive Vice President,
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)